Exhibit 32

SECTION 1350 CERTIFICATIONS

The undersigned hereby certify that the quarterly report on Form 10-Q of Insight Communications Company, Inc. (the “Registrant”) for the quarter ended September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Michael S. Willner

Michael S. Willner Vice Chairman, President and Chief Executive Officer November 13, 2003

/s/ Dinesh C. Jain

Dinesh C. Jain Executive Vice President, Chief Operating Officer and Interim Chief Financial Officer November 13, 2003